EXHIBIT 10.15
                         SUBORDINATED SECURITY AGREEMENT
                         -------------------------------


                                                                October 24, 1998

     1. CREATIVE MEDICAL DEVELOPMENT, INC., a Delaware corporation ("Debtor"), hereby grants to William E. Cook, the holder of the Secured Convertible Subordinated Note dated October24, 1998 ("Secured Party"), to secure payment and performance of all Liabilities of Debtor to Secured Party, a security interest in the following described personal property, whether now owned or hereafter acquired:

     All property of Debtor, whether now owned or hereafter acquired, together with all additions thereto and accessions thereof including, without limitation, each of the following: (i) accounts, (ii) Debtor's books, (iii) equipment, (iv) general intangibles, (v) goods, (vi) inventory, (vii) instruments, (viii) chattel paper, and the proceeds and products, whether tangible or intangible, of any of the foregoing,

     2. Definitions. As herein used:

          2.1 "Collateral" means all property of Debtor which Secured Party now has, by this agreement acquires or hereafter acquires a security interest in, lien upon or assignment of

          2.2 "Liabilities" mean all obligations of Debtor under the Secured Convertible Subordinated Note dated October 24, 1998.

          2.3 Terms used in this Subordinated Security Agreement ("Agreement") which are not herein defined and which are defined in the Uniform Commercial Code of Oregon shall have the meaning therein set forth.

     3. Debtor's Representations and Warranties. Debtor represents and warrants:

          3.1 Debtor is a corporation, duly organized and existing under the laws of the state of its incorporation and is duly qualified in every state in which it is doing business.

          3.2 The execution, delivery and performance hereof are within Debtor's corporate powers, and have been duly authorized and are not in contravention of law or the terms of Debtor's charter, by laws or other incorporation papers, or of any undertaking to which Debtor is a party or by which it is bound.

          3.3 Except for the security interest of Secured Party therein, and the prior security interest in favor of Finova Capital Corporation (fka Greyhound Financial Corporation, and hereinafter referred to as "Finova") pursuant to a Loan and Security Agreement dated April 26, 1994, as amended from time to time


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EXHIBIT 10.15

(the "Finova Agreement"), Debtor is, and as to Collateral acquired after the date hereof Debtor shall and will be the owner of such Collateral free from any lien, security interest, encumbrance or other right, title or interest of any other person, firm or corporation, and Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party.

          3.4 Except for financing statements relating to the security interest granted pursuant to the Finova Agreement, there is no financing statement now on file in any public office covering any Collateral subject to the security of Secured Party herein, or intended so to be, or in which Debtor is named as or signs as a debtor or consignee, and so long as Debtor has any Liabilities to Secured Party, Debtor will not execute and there will not be on file in any public office any financing statements, except the financing statement filed or to be filed with respect to the security interest hereby granted to Secured Party, and except as expressly agreed in writing by Secured Party.

          3.5 Debtor shall give Secured Party written notice of the location of each place of business it has, and of its chief executive office if it has more than one place of business. Except as such notice is given, Debtor's chief executive office and only place of business shall be at Debtor's address as it appears at the beginning of this agreement.

     4. Uniform Commercial Code. To the extent applicable, the Uniform Commercial Code of Oregon shall govern security interests provided for herein and the construction, validity, and performance of this agreement shall be governed by the law of Oregon. If by reason of location of Collateral or otherwise, the creation, validity or perfection of security interests provided for herein are governed by the law or a jurisdiction other than Oregon, Debtor agrees to take such action and execute and deliver such papers as Secured Party may from time to time request to comply with such law. Debtor agrees to execute and deliver financing statements, and other papers to Secured Party, deliver instruments, documents, securities and other Collateral to Secured Party and take all other actions requested by Secured Party to enable Secured Party to perfect or otherwise protect and enforce its security interest in or lien on Collateral. Debtor agrees that a photocopy or other reproduction of the security agreement or any financing statement executed by Debtor pursuant to this agreement is sufficient as a financing statement.

     5. Default. Any or all of the Liabilities shall, at Secured Party's option, be immediately due and payable upon the occurrence of any of the following events of default: (a) default in the payment or performance, when due or payable, of any Liabilities which is not cured within twenty (20) days after written notice to Debtor; (b) levy or execution against any material property of Debtor, which levy or execution is not released or discharged within thirty (30) days; or (c) appointment of a receiver for any material part of the property of Debtor, assignment for the benefit of creditors by Debtor, commencement of any proceeding under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, by or against Debtor.


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EXHIBIT 10.15

     6. Remedies. Upon the occurrence of any of the above events of default and at any time thereafter (such default not having previously been cured), Secured Party shall have the rights and remedies of a secured party under the Uniform Commercial Code of Oregon.

     7. Waivers. Debtor waives demand, notice, protest, notice of acceptance of this agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to Liabilities and Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the collection or protection of Collateral or any income thereon, nor as to the preservation of rights pertaining thereto beyond the safe custody thereof Secured Party may exercise its rights with respect to Collateral without resorting to or regard to other Collateral or sources of reimbursement for Liabilities. Secured Party shall not be deemed to have waived any of its rights upon or under Liabilities or Collateral unless such waiver be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Secured Party on Liabilities or Collateral whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singularly or concurrently.

     8. Attorneys' Fees and Costs. The Secured Party shall be entitled to recover reasonable expenses of every kind and description, including reasonable attorney fees, in connection with suit or action or arbitration in both trial and appellate courts, paid or incurred by Secured Party under or with respect to Liabilities or Collateral, collection or realization of Liabilities or in protecting or enforcing its rights upon or under Liabilities or Collateral or this agreement, or in taking, holding, preparing for sale and selling any of the Collateral. Payment thereof is secured by Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of Collateral shall be applied to the payment of principal or interest on Liabilities in such order of preference as Secured Party may determine.

     9. Notices. Any demand upon or notice to Debtor that Secured Party may elect to give shall be effective when deposited in the United States mail or sent by facsimile or delivered to an air courier company addressed to Debtor at the address shown at the beginning of this agreement, or, if Debtor has notified Secured Party in writing of a change of address, to Debtor's last address so notified. Demands or notices addressed to Debtor's address at which Secured Party customarily communicates with Debtor shall also be effective.

     10. Binding Arbitration. Upon the demand of any party any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration. Unless otherwise agreed, the arbitration shall be


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EXHIBIT 10.15

conducted in Portland, Oregon, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held before a single arbitrator (unless otherwise agreed by the parties). The arbitrator shall be chosen from a panel of attorneys knowledgeable in the field of business law in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. If the arbitration is commenced, the parties agree to permit discovery proceedings of the type provided by the Oregon Rules of Civil Procedure both in advance of and during recesses of the arbitration hearings. The parties agree that the arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty). The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law. The prevailing Party in any Dispute shall be entitled to recover its reasonable attorneys' fees in any arbitration, and the arbitrator shall have the power to award such fees. The award of the arbitrator shall be in writing and shall set forth the factual and legal basis for the award. All statutes of limitation applicable to any dispute shall apply to any proceeding in accordance with this arbitration clause. The parties agree, to the maximum extent practicable, to take any action necessary to conclude an arbitration hereunder within 180 days of the filing of a dispute. The arbitrator shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. The provisions of this arbitration provision shall survive any termination, amendment, or expiration hereof or of this Agreement unless the Parties otherwise expressly agree in writing. Each Party agrees to keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation. If any provision of this arbitration provision is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable. THE PARTIES UNDERSTAND THAT BY THIS AGREEMENT THEY HAVE DECIDED THAT THEIR DISPUTES SHALL BE RESOLVED BY BINDING ARBITRATION RATHER THAN IN COURT, AND ONCE DECIDED BY ARBITRATION NO DISPUTE CAN LATER BE BROUGHT, FILED OR PURSUED IN COURT.

     11. Equal Priority of Security Interest. After the date of this Agreement, Debtor may obtain additional loans from other parties ("Additional Lenders") on terms substantially similar to the terms between Secured Party and Debtor in the maximum amount of $250,000.00, including the amounts loaned by Secured Party. The security interest granted by this Agreement is intended to secure the Liabilities to the Secured Party and the loans of the Additional Lenders on an equal, or pari passu, basis, such that the Secured Party's and Additional Lenders' security interests in the Collateral shall rank equally with each other's security interest in the Collateral regardless of the date of filing of each party's financing statement.

     12. Subordination to Finova and its Successor. The security interest granted to each Secured Party hereunder is subordinate and junior in priority to the first priority security interest granted to Finova Capital Corporation. Concurrently with the execution and delivery of this Agreement, each Secured
Party shall execute and deliver to Finova Capital Corporation its form of Subordination and Standstill Agreement. Each Secured Party agrees that the

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EXHIBIT 10.15

security interest granted by this Agreement shall also be subordinate and junior to any security interest in favor of a lender who provides an operating line of credit loan to the Debtor to pay off or refinance the loan due and owing to Finova Capital Corporation. Secured Party shall, at the request of Debtor, take all reasonable actions requested by Debtor to evidence such subordination, including, without limitation, execution of a subordination agreement substantially similar to the Subordination and Standstill Agreement.

     Debtor and Secured Party hereby acknowledge receipt of a copy of this Agreement.

DEBTOR:

CREATIVE MEDICAL DEVELOPMENT, INC.

By: /s/ M. Charles Van Rossen
   --------------------------------------
Title: Vice-President Finance & Treasurer
      -----------------------------------

SECURED PARTY:

/s/ William E. Cook
-------------------
William E. Cook



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